FRANKLIN CUSTODIAN FUNDS, INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER


         FRANKLIN CUSTODIAN FUNDS, INC., a Maryland corporation having its principal office c/o Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies in accordance with the requirements of Sections 2-208, 2.201.1 of the Maryland General Corporation Law to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Corporation has auathority to issue a total of eighteen billion (18,000,000,000) shares of stock with a par value of one cent ($.01) per share, such shares having an aggregate par value of $180,000,000. The allocation of such shares to the Corporation's existing classes and sub-classes is as follows:
         CLASS DESIGNATION                           NUMBER OF SHARES ALLOCATED

         U.S. Government Securities Series Class I        2,500,000,000
         U.S. Government Securities Series Class II       2,500,000,000
         U.S. Government Securities Series Class Z        1,000,000,000

         Income Series Class I                            4,600,000,000
         Income Series Class I                            3,600,000,000

         Growth Series Class I                              250,000,000
         Growth Series Class II                             250,000,000
         Growth Series Class Z                            1,000,000,000

         DynaTech Series Class I                            250,000,000
         DynaTech Series Class I                            250,000,000

         Utilities Series Class I                           400,000,000
         Utilities Series Class II                          400,000,000
         Utilities Series Class Z                         1,000,000.000

         SECOND:  The Board of Directors of the Croporation,  in accordance with
Section 2-105(C) of the Maryland General Corporation Law, has adopted a resolution increasing the aggregate number of shares by one billion (1,000,000,000) shares so that the Corporation has authority to issue nineteen billion (19,000,000,000) shares.

         THIRD   The Board of Directors has allocated one billion
(1,000,000,000) of such increased shares to a sub-class known as Income Series
 - Class Z.

         FOURTH Following the aforesaid actions, the total number of shares that the Corporation is authorized to issue is nineteen billion (19,000,000,000) with a par value of one cent ($.01) per share and an aggregate par value of $190,000,000 and the allocation of shares to the Corporation's existing classes and sub-classes is as follows:

         Class Designation                            Number of Shares Allocated

         U.S. Government Securities Series Class I        2,500,000,000
         U.S. Government Securities Series Class II       2,500,000,000
         U.S. Government Securities Series Class Z        1,000,000,000

         Income Series Class I                            4,600,000,000
         Income Series Class I                            3,600,000,000
         Income Series Class Z                            1,000,000,000

         Growth Series Class I                              250,000,000
         Growth Series Class II                             250,000,000
         Growth Series Class Z                            1,000,000,000

         DynaTech Series Class I                            250,000,000
         DynaTech Series Class I                            250,000,000

         Utilities Series Class I                           400,000,000
         Utilities Series Class II                          400,000,000
         Utilities Series Class Z                         1,000,000.000

         FIFTH: A description of the shares so classified, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

                 (a)      The  assets  of  the   Corporation   received   as  a
                           consideration for the issue of sale of shares of each class of stock, together with all income, earnings, profits and proceeds thereof, in whatsoever form the same may be, may be invested only in cash or securities having at the time of investments the qualifications expressed in relation to each class. As used herein "Cash" shall include cash equivalents as determined by the Board of Directors and "Securities" shall include all forms of stocks, bonds, rights and certificates or evidences of interest indebtedness and participation irrespective of form. The investment qualifications for the classes of stock so classified shall be as follows;

                 (1)      GROWTH SERIES SHARES.

                          (A)      Cash; or

                          (B) Any shares of common or capital stock listed or admitted to trading privileges or dealt in on the New York Stock Exchange or any other recognized security exchange or the issuer of which is a corporation, association or similar legal entity having gross assets valued by it at not less than $1,000,000 as shown by its latest published annual report and bonds or preferred stock or other Securities convertible into such common or capital stock or in covered call options listed for trading on a national securities exchange.

            (2)           U.S. GOVERNMENT SECURITIES SERIES.

                          (A)       Cash; or

                          (B)       Securities   which  are  obligations  of  or
                                    guaranteed by the United States Government or its instrumentalities.

            (3)           INCOME SERIES SHARES.

                          (A)       Cash; or

                          (B) Securities listed or admitted to trading privileges or dealt in on the New York Stock Exchange or any other recognized security exchange; or the issuer of which is a corporation, association or similar legal entity having gross assets valued by it at not less than $1,000,000, as shown by its latest published annual report.

            (4)           UTILITIES SERIES SHARES.

                          (A)       Cash; or

                          (B) Securities issued, created or guaranteed by a corporation, association or similar legal entity engaged in the public utilities industry. The determination of the Board of Directors shall be conclusive as to what corporations are engaged in the public utilities industry.

            (5)           DYNATECH SERIES SHARES.

                         (A)       Cash; or

                         (B) Securities listed or admitted to trading privileges or dealt in on the New York Stock Exchange or any other recognized security exchange or the issuer of which is a corporation, association or similar legal entity having gross assets valued by it at not less than $1,000,000, as shown by its latest published annual report.

          (b) The shares of Class I, Class II and Class Z of a Series shall represent proportionate interests in the same portfolio of investments of the Series. The shares of Class I, Class II and Class Z of a Series shall have the same rights and privileges, and shall be subject to the same limitations and priorities, all as set forth herein, provided that dividends paid on the shares of Class I shall not reflect any reduction for payment of fees under the Distribution Plan of Class II adopted ursuant to Rule 12b-1 under the Investment Company Act of 1940 as amended, dividends paid on the shares of Class II shall not reflect reduction for payment of fees under the Distribution Plan of Class I adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 as amended, and dividends paid on the shares of Class Z shall not reflect reductions for payments of fees under any Distribution Plan adopted pursuant to 12b-1 under the Investment Company Act of 1940 as amended, and provided further, that the shares of Class I and Class Z shall not vote upon or with respect to any matter relating to or arising from any such Distribution Plan of Class II, and the shares of Class II and Class Z shall not vote upon or with respect to any matter ralating to or arising from any such Distribution Plan of Class I.

               Each share of a class shall have equal rights with each other share of that class with respect to the assets of the Corporation pertaining to that class. The dividends payable to the holders of any class or sub-class thereof (subject to any applicable rules, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) may be charged with any pro rata portion of distribution expenses paid pursuant to a Plan of Distribution adipted by such class or sub-class thereof in accordance with Investment Company Act of 1940 Rule 12b-1 (or any successor thereto), which dividend shall be determined as directed by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to stock shall apply without discrimination to the shares of each class of stock.

          (c) The assets of the Corporation received as a consideration for the issue of sale of shares of each class of its stock, together with all income, earnings, profits and proceeds thereof from the time of receipt thereof by the Corporation in whatever form the same shall from time to time be, shall irrevocably appertain to such class of stock and shall constitute the assets of such class of stock, subject only to the rights or creditors, and shall be so entered and segregated upon the books of account, and shall be known as the "underlying assets" of such class. The underlying assets of each class shall be charged with the liabilities (including accrued expenses and reserves as determined from time to time by the Board of Directors in accordance with sound accounting practice) in respect of any two or more classes in proportion to the liquidating asset value of the respective classes, determined as hereinafter provided. The determination of the board of Directors shall be conclusive as to which such liabilities are allocable to given class and as to which of the same are general or allocable to two or more classes. If at any time any reasonable doubt may exist as to the class or classes of stock to which any particular assets of the Corporation shall properly belong, the Board of Directors may, by specific resolution, resolve such doubt and its action in that regard shall be conclusive.

          (d) In the event of the dissolution or other liquidation of the Corporation the registered holders of the stock of any class shall be entitled to receive, as a class, the underlying assets of such class available for distribution to stockholders less the liabilities (including accrued expenses and reserves as determined from time to time by the Board of Directors in accordance with sound accounting practice)in respect of such class, and also the share of such liabilities (including general liabilities of the Corporation) in respect of any two or more classes in proportion to the liquidating asset value of the respective classes. Said available underlying assets of any class, less the liabilities of such class shall be distributable among the shareholders of the stock of such class in proportion to the number of shares of stock of such class held by them respectively.

          (e) The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class then standing in his or her name in the books of the Corporation On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class or sub-class, shall be voted in the aggregate and not by class or sub-class except (1) when otherwise expressly provided by the Maryland General Corporation Law, or
               (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual classes, or sub-classes and (3) when the matter does not affect any interest of the particular class or sub-class, then only shareholders of the affected classes or sub-classes shall be entitled to vote thereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of directors or on any other matter.

               SIXTH: The Growth Series Shares, the U.S. Government Securities Series Shares, the Income Series Shares, the Utilities Series Shares, and the DynaTech Series Shares have been duly classified by the board of directors pursuant to authority and power contained in the charter of the Corporation. IN WITNESS WHEREOF, FRANKLIN CUSTODIAN FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on October 18, 1996.


                                                FRANKLIN CUSTODIAN FUNDS, INC.




                                                BY:/S/C. B. JOHNSON
                                                   Charles B. Johnson
                                                   President


         Witness (Attest)

         /S/BRIAN E. LORENZ
         Brian E. Lorenz, Secretary